SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 23, 2009

ROSTOCK VENTURES CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-144944	98-0514250
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

3033 5th Avenue, Suite 201

San Diego, CA 92103

(Address of principal executive offices)

619-399-3090

(Registrant’s Telephone Number)

102 Pawlychenko Lane, Suite 34

Saskatoon, SK, Canada S7V 1G9

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Rostock Ventures Corp.

From 8-K

Current Report

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

The Board of Directors of Rostock Ventures Corp. (the “Registrant”) took the following actions by unanimous written consent on October 23, 2009: Mr. Collin Sinclair resigned from all positions with the Registrant, including Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director. As his final act as the sole member of the Registrant’s Board of Directors, Mr. Sinclair appointed Mr. Luis Carrillo as the Registrant’s new Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director. Mr. Carrillo accepted such appointment.

Mr. Carrillo, age 36, attended Seton Hall University, School of Law where he obtained his Juris Doctorate in 2000, after having graduated from the University of San Diego with a B.A. in Political Science. Mr. Carrillo is licensed to practice law in the States of New York, California and New Jersey.

From 2000 to 2001, Mr. Carrillo served as a Judicial Clerk in the Superior Court of New Jersey, Middlesex County. From 2001 to 2004, Luis focused his practice primarily in civil litigation, where he handled complex commercial and tort litigation spanning a wide spectrum of subject matters including corporate and partnership disputes, complex contract disputes, complex insurance coverage issues, land use matters, tort liability defense and premises liability matters. During this period, Luis also gained extensive appellate experience, while regularly appearing in court for motions, conferences and arbitrations.

As a lawyer, and since 2004, Mr. Carrillo has focused his practice in the areas of corporation finance, corporate and business law, corporate governance, business transactions, and securities. He has significant experience representing buyers and sellers in the structuring and negotiation of complex mergers and acquisitions of both public and privately-held companies.

Mr. Carrillo has also worked closely with growth companies raising equity or debt capital in private placements and other transactions exempt from the registration requirements of the federal and state securities laws. These transactions have included the structuring and negotiation of rights, privileges, and preferences of common stock, preferred stock, convertible debt, warrants and other equity or debt arrangements (including preemptive rights, anti-dilution protections, liquidation and dividend preferences, registration rights, rights of first refusal, co-sale rights, puts, calls, voting rights and board representation, capital calls and other rights). Mr. Carrillo has represented companies in structuring and negotiating joint-venture, partnership and other strategic arrangements, licensing and development agreements, distribution and supply agreements, shareholder agreements, option and warrant agreements, employment and consulting agreements, and non-competition, nondisclosure and proprietary rights agreements.

Mr. Carrillo has acted as counsel on corporate securities and other business transactions, including acting as lead counsel on initial public offerings, follow-on offerings, private placements and a variety of financing, acquisition and restructuring transactions for publicly held and privately held business entities. He has counseled publicly held companies on disclosure obligations under the Securities Exchange Act of 1934, including the preparation of annual reports to stockholders, proxy statements, and annual and quarterly periodic reports to the Securities and Exchange Commission. Further, Mr. Carrillo has acted as outside counsel to boards of directors and special committees of boards of directors of publicly held and privately held entities.

Item 7.01 Regulation FD Disclosure

On October 27, 2009, the Registrant announced that Mr. Sinclair had resigned and that Mr. Carrillo had been appointed in his place.

A copy of the release is attached as Exhibit 99.1. This information shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act 1934, as amended, and is not incorporated by reference into any filing of the company, whether made before or after the date of this report, regardless of any general incorporation language in the filing.

Item 9.01 Financial Statements and Exhibits

Exhibit #	Description
99.1	A copy of the Press Release dated October 27, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 29, 2009

Rostock Ventures Corp.

By: /s/ Luis Carrillo

Luis Carrillo

President

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